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                                                                   EXHIBIT 10.29

ONYX VAR VERSION 2

                        ONYX SOFTWARE LICENSE AGREEMENT

The License Agreement (the "Agreement") is made between ONYX Software Corporation, a Washington corporation with its principal place of business at 330 120th Avenue NE, Bellvue, Washington 98005 ("ONYX"), and FUTURELINK DISTRIBUTION CORP. ("Licensee"). This Agreement establishes the terms under which ONYX will license its software to Licensee.

1. DEFINITIONS.

"Authorized User(s)": Any employee of Licensee, together with authorized agents or subcontractors of Licensee who use the Licensed Software solely in connection with the business activities of the Licensee.

"Concurrent User License": A license permitting a specified number of Authorized Users to log on to ONYX Customer Center simultaneously or be connected to the ONYX Customer Center Server simultaneously ("Concurrent Users").

"Confidential Information": All information designated in writing as confidential by each party, or which under the circumstances of disclosure reasonably ought to be treated as confidential. Confidential Information shall also include the Licensed Software, including all source and object code, Documentation related to such software, and the terms and pricing under this Agreement.

"Client License": A license to install and use ONYX Customer Center Unplugged on one self-contained micro computing unit ("Client") which is owned or leased by Licensee for the exclusive use of Licensee's Authorized Users.

"Documentation": The ONYX created and supplied (i) user and system administrator guides and manuals; and (ii) on line help for use by Licensee and Authorized Users in connection with the Licensed Software.

"Licensed Software": The series of computer software programs commercially licensed by ONYX, as well as any Updates or Upgrades to such programs.

"Named User License": A license permitting one individual (as identified by a specific user identification number) to log on to the ONYX Customer Center Database, or otherwise be connected to the ONYX Customer Center Database, at a given moment. Named User Licenses are applicable for products which may be released from time to time.

"Network": Multiple, interactive Clients connected to a single-processing or multi-processing file-Server and/or database Server, in which two or more users have common access to software or data.

"Server License": A license to install and use ONYX's Licensed Software on one production database located on one personal computer which is accessed through a Network ("Server"). ONYX Insight and the ONYX Customer Center Server, if licensed, each require individual Server Licenses.

"SQL Server Running": The limited functionality version of Microsoft's SQL Server product, with which, if acquired by Licensee, the Licensed Software may operate.

"Updates": Periodically released versions of the Licensed Software and Documentation which include updates, modifications, and corrections to the Licensed Software.

"Upgrades": Periodically released versions of the Licensed Software and Documentation which include significant function and feature enhancements to the Licensed Software.

2. LICENSE GRANT.

Subject to the terms of this Agreement, ONYX grants to Licensee, non-exclusive and non-transferable Concurrent User Licenses, Client Licenses, Named User Licenses and Server Licenses as defined above, and in the quantity as paid for by Licensee to: (1) install and use the Licensed Software on one Network in support of the Business Activities of Licensee; and (ii) use the Documentation in conjunction with the use of the Licensed Software. This license shall be a license to use the machine-readable object code only, excluding any source code. The term of this license grant shall be from the execution date of this Agreement until terminated by either party as provided herein.

3. INSTALLATION AND ADDITIONAL SERVICES.

(a) Licensee is responsible for the purchase or licensing of all additional equipment and software necessary to install and properly operate the Licensed Software as detailed in the then current Documentation. Future versions of the Licensed Software and new ONYX products may require additional equipment and/or software, as well as updated versions of the equipment and software. Purchase or licensing of these items, if required, is solely the responsibility of Licensee.

(b) Licensee is responsible for the installation of the Licensed Software.

4. UPDATES, UPGRADES, AND SUPPLEMENTS.

(a) Licensee shall receive any Updates and/or Upgrades to the Licensed Software in accord with the provisions of the maintenance agreements it has entered into with the relevant ONYX distributor who provides such services.

(b) From time to time, ONYX may make available computer programs which are compatible with and supplement the Licensed Software, but which (i) contain material new features, (ii) may be priced and offered separately as optional additions to the Licensed Software and (iii) are not made generally available to Licensee's similarly situated customers without separate charges ("Supplements" herein). ONYX shall determine, at its sole discretion, what constitutes a Supplement. SUPPLEMENTS MAY INCLUDE LICENSE AND MAINTENANCE TERMS ADDITIONAL TO THOSE OF THIS AGREEMENT.

5. OWNERSHIP; COPIES.

(a) All rights, title and interest in and to the Licensed Software and Documentation and all copyrights, patents, trademarks, service marks or other intellectual property or property rights relating thereto, and the media on which same are furnished to Licensee, belong exclusively to ONYX or their respective suppliers. Licensee acknowledges that no such right, title or interest in these items is granted under this Agreement, except as specifically provided for in this Agreement.

(b) Except as provided in Section 13(e) below, Licensee is prohibited from distributing, transferring possession of, or otherwise making available the Licensed Software or Documentation to any person other than Authorized Users under the terms of this Agreement.

(c) If Licensee creates interfaces to the Licensed Software which increases the number of Concurrent User Licenses, Client Licenses, Named User Licenses or Server Licenses above the number paid for by Licensee, Licensee must acquire additional licenses. ONYX reserves the right to independently develop, use and distribute interfaces and products even if such products or interfaces may be similar to products or interfaces created by Licensee or its agents. Licensee irrevocably waives any claims it may have in connection with such development, use or distribution. Licensee accepts that such a waiver is reasonable under the circumstances and will not take any contrary or inconsistent position.
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(d)  Licensee shall be allowed to make copies of the Documentation for each
Authorized User for internal use only. Licensee may also make two (2) copies of the Licensed Software for back-up, testing or archival purposes. All authorized copies of the Licensed Software shall contain all copyright notices or proprietary legends specified by ONYX.

6.   CONFIDENTIALITY.

(a) Each party agrees to use commercially reasonable efforts to prevent any unauthorized copying, use, distribution, installation or transfer of possession of Confidential Information. At a minimum, each party shall maintain at least the same procedures regarding the other party's Confidential Information that it maintains with respect to its own. A party's Confidential Information shall not include any information which (i) becomes part of the public domain through no act or omission of the other party; (ii) is lawfully acquired by the other party from a third party without any breach of confidentiality; (iii) is disclosed by a party to a third party without any obligation of confidentiality; (iv) is independently developed; or (v) is disclosed in accordance with judicial or other governmental order, provided that receiving party shall give disclosing party reasonable notice prior to such disclosure. Without limiting the generality of the foregoing, Licensee shall take reasonable steps to prevent any personnel or Authorized User from removing any proprietary or other legend or restrictive notice contained or included in any material provided by ONYX.

(b) Both parties acknowledge that any use or disclosure of the other party's Confidential Information in a manner inconsistent with the provisions of this Agreement may cause the non-disclosing party irreparable damage for which remedies other than injunctive relief may be inadequate. Both parties further agree that the non-disclosing party shall be entitled to attempt to receive from a court of competent jurisdiction injunctive or other equitable relief to restrain such use or disclosure in addition to other appropriate remedies.

(c) License and/or its Authorized Users shall not reverse engineer the Licensed Software, or disassemble, decompile, or apply any procedure or process to the Licensed Software in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listings for the Licensed Software or any trade secret information or process contained in the Licensed Software, except as explicitly permitted by the national legislation implementing the EC Council Directive of 14 May 1991 on the legal protection of computer programs. In particular, Licensee agrees that Licensee shall not be entitled for any purpose to transmit the Licensed Software or to display the Licensed Software's object code on any computer screen or to make any hard copy memory dumps of the Licensed Software object code. If Licensee believes that Licensee requires information related to the interoperability of the Licensed Software with other programs, Licensee shall not decompile the program to obtain such information and Licensee agrees to request such information from ONYX. Upon receiving such a request from Licensee, ONYX shall determine whether Licensee requires such information for a legitimate purpose, and if so, ONYX will either produce such information to Licensee within a reasonable time and on reasonable conditions or itself implement such interoperability information as part of its maintenance obligations, if applicable.

(d) The obligations under this Section 6 shall apply to the authorized subcontractors and agents of each party.

7.   WARRANTIES.

(a) ONYX warrants that it is the lawful owner or licensee of the Licensed Software and has the full right and authority to grant the licenses hereunder.

(b) ONYX warrants that for a period of ninety (90) days from the date it is delivered, the media on which the Licensed Software is furnished will be free from any material defect in workmanship and material.

(c) ONYX warrants that the Licensed Software will perform substantially in accordance with the specifications set forth in the Documentation for a period of ninety (90) days from the date it is delivered. This warranty does not cover, however, any copy of the Licensed Software which has been altered or changed in any way by the Licensee or any Authorized User, provided such alteration or change gave rise to the breach of warranty claim.

(d) ONYX does not warrant that the functions contained in the Licensed Software will meet the requirements of Licensee or Authorized Users or that the operation of the Licensed Software, Updates or Upgrades will be uninterrupted or error-free. ONYX is not responsible for problems caused by changes in, or modifications to, the operating characteristics of any computer hardware or operating system for which the Licensed Software is procured, nor is ONYX responsible for problems which result from the use of the Licensed Software in conjunction with software of third parties or with hardware which is incompatible with the operating system for which the Licensed Software is being procured.

(e) Only an authorized officer of ONYX may grant additional warranties which may be binding on ONYX. Such additional warranties must be in writing.

8.  WARRANTY DISCLAIMER.

ONYX, ON BEHALF OF ITSELF, ITS SUPPLIERS, AND ITS REPRESENTATIVES EXPRESSLY DISCLAIMS ALL WARRANTIES OTHER THAN THOSE LISTED IN SECTION 7 OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSEE ACCEPTS THAT
THIS DISCLAIMER IS REASONABLE AND THAT LICENSEE HAS HAD ADEQUATE PRIOR OPPORTUNITY TO ASSESS FULLY THE OPERATION AND PERFORMANCE OF THE LICENSED SOFTWARE. LICENSEE SHALL NOT TAKE ANY CONTRARY OR INCONSISTENT POSITION.

9.  LIMITATION OF REMEDIES.

(a) The entire liability of ONYX, its suppliers, and its representatives, and Licensee's sole and exclusive remedy for the breach of the warranty obligations in Section 7 shall be the following: ONYX or its representatives shall, at their option, use commercially reasonable efforts to provide maintenance modifications or fixes with respect to any error in the Licensed Software in a timely manner, replace the Licensed Software or refund to Licensee the amount it paid in license fees for the Licensed Software which gave rise to such claim. ONYX and its representatives, however, shall not be obligated to correct, cure or otherwise remedy any error or defect in the Licensed Software resulting from any (i) modification of the Licensed Software made by Licensee or Authorized Users, (ii) misuse or damage of the Licensed Software by Licensee or Authorized Users, (iii) failure of Licensee to notify ONYX or its representatives of the existence and nature of such nonconformity or defect promptly upon its discovery; or (iv) use of Licensed Software in an operating environment not compatible with the requirements listed in the Documentation.

(b) TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ONYX, ON BEHALF OF ITSELF, ITS SUPPLIERS, AND ITS REPRESENTATIVES DISCLAIMS ANY AND ALL LIABILITY FOR SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) RELATED TO OR ARISING OUT OF THIS AGREEMENT, OR WITH RESPECT TO THE INSTALLATION, IMPLEMENTATION, CUSTOMIZATION, USE, OPERATION OR SUPPORT OF THE LICENSED SOFTWARE, EVEN IF ONYX, ITS SUPPLIERS, OR ITS REPRESENTATIVES HAVE BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

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(c)  To the maximum extent permissible under applicable law, Licensee agrees that any liability on the part of ONYX, its suppliers, and its representatives, related to or arising out of this Agreement, or with respect with the installation, implementation, customization, use, operation or support of the Licensed Software based upon any legal theory, including but not limited to breach of warranty, breach of contract, negligence, other tort claims or strict liability shall not exceed the amount paid by Licensee in license fees for the Licensed Software which gave rise to such claim.

(d) No action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has arisen.

(e) Licensee has carefully considered the risk and rewards associated with the entirety of this Agreement, accepts the limitations and disclaimers of this
Section 9 and will not take any contrary position.

10.  TAXES AND TARIFFS.

Licensee shall, besides other amounts payable under this Agreement, pay all local, state, federal, national, use, excise, and value added taxes (except for taxes imposed on ONYX's income generally), as well as customs duties or tariffs, levied or imposed by reason of the transactions contemplated in this Agreement, including any new taxes introduced during the term of this Agreement. Licensee shall promptly pay to ONYX any such taxes actually paid or required to be collected or paid by ONYX.

11.  TERM, DEFAULT AND TERMINATION.

(a) This Agreement is effective from the date of its execution until terminated by either party as provided below. In the event either party defaults in any material obligation in this Agreement, the other party shall give written notice of such default, and, if the party in default has not cured the default within thirty (30) days of the notice (or as soon thereafter as commercially practicable if the default cannot be cured within thirty (30) days), the other party shall have the right to terminate this Agreement.

(b) Upon termination of this Agreement, regardless of the cause, the license granted under this Agreement is immediately revoked. Within ten (10) business days after the termination of this Agreement, Licensee shall return to ONYX all copies of the Licensed Software and Documentation in Licensee's possession. TERMINATION SHALL NOT RELIEVE EITHER PARTY OF THEIR CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT. In the event of termination as a result of Licensee's failure to comply with any of its obligations under this Agreement, Licensee shall continue to be obligated for any payments due as of the date of termination. Termination of the Agreement shall be in addition to, and not in lieu of, any other remedies available to either party.

12.  INFRINGEMENT INDEMNITY.

ONYX, at its own expense, will indemnify, defend, and hold harmless any claim or award of costs and damages brought against Licensee to the extent that it is based on a claim that the Licensed Software used within the scope of this Agreement infringes any patent, copyright, trademark, or other intellectual property right in any country where ONYX has authorized the distribution of the Licensed Software, provided that ONYX is promptly notified in writing of such claim. ONYX shall have the right to control the defense of all such claims, lawsuits and other proceedings. In no event shall Licensee settle any such claim, lawsuit, or proceeding without ONYX's prior written approval, and ONYX shall have no liability for any settlement or compromise made without its consent. ONYX shall have no liability for any claim under this section if said infringement claim is based on the use of a superseded or altered version of the Licensed Software or in the event such claim is based upon any modification or enhancement to the Licensed Software made by Licensee or Authorized Users. In the event a third party infringement claim is sustained in a final judgment from which no further appeal is taken or possible, or if Licensee's use of the Licensed Software is enjoined by a court, then ONYX shall, in its sole election and at its expense either (i) procure for Licensee the right to continue to use the Licensed Software pursuant to this Agreement; (ii) replace or modify the Licensed Software to make it non-infringing, provided that such replacement or modification does not materially decrease the functionality of the Licensed software; or (iii) terminate this Agreement and refund to Licensee the amount paid by Licensee in license fees for the Licensed Software which gave rise to such claim. ONYX agrees to use option (iii) above only in the event that options
(i) and (ii) are commercially impracticable. ONYX shall have no other liability or obligation to Licensee except as expressly set forth above.

13.  MISCELLANEOUS.

(a) Each party acknowledges that it has read and understands this Agreement and the attached schedules, and further agrees that it is the complete and exclusive statement of the agreement between the parties which supersedes and merges all prior proposals, understandings, and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

(b) Any notice or other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given on the day of service if served personally or by facsimile transmission with confirmation, or three (3) days after mailing if mailed by registered or certified mail and addressed to the respective parties at their respective corporate headquarters.

(c) This Agreement and performance under this Agreement shall be governed by the laws of the State of Washington. Jurisdiction and venue under this Agreement shall lie in the State of Washington. Subject to Section 13(j), the parties irrevocably submit to the jurisdiction of the courts of the State of Washington and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum. The United Nations Convention on Contracts for the International Sale of Goods shall not apply.

(d) If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

(e) Licensee may not assign or sub-license, without the prior written consent of ONYX, its rights, duties, or obligations under this Agreement to any person or entity, in whole or in part, provided however, that this Agreement may be assigned by Licensee without the consent of ONYX to a purchaser of all or substantially all of the assets or outstanding capital stock of Licensee, whether by merger, consolidation or otherwise. Any authorized transferee or assignee of the Licensed Software or this Agreement shall be bound by and subject to all of the terms and provisions of this Agreement.

(f) The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

(g) Both parties agree to comply with all export and re-export restrictions and regulations ("Export Restrictions") imposed by the government of the United States, as well as any similar regulations imposed in any nation where Licensee uses Licensed Software.

(h) Nothing in this Agreement shall be construed to create an agency, joint venture, partnership, or other relationship between the parties. No agent, employee, or representative of either party has the authority to bind the other party in any manner. The parties are independent contractors with respect to each other under this Agreement.

(i) Neither party shall be responsible for failure to perform in a timely manner under this Agreement when its failure results from




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any of the following causes; Acts of God or public enemies, civil war, insurrection or riot, fire, flood, explosion, earthquake or serious accident, strike, labor trouble or work interruption or any cause beyond its reasonable control.

(j) Any claim between the parties, under this agreement or otherwise, shall be determined by arbitration in the State of Washington under the American Arbitration Association (AAA) Commercial Arbitration Rules with Expedited Procedures in effect on the date hereof, as modified by this Agreement. Arbitration shall be conducted in the English language. Any issue about whether a claim is covered by this Agreement shall be determined by the arbitrator. There shall be no substantive motions or discovery, except the arbitrator shall authorize such discovery as may be necessary to ensure a fair private hearing, which shall be held within one hundred twenty (120) days of the demand and concluded within three (3) days. These time limits are not jurisdictional. The arbitrator shall apply substantive law and may award injunctive relief or any other remedy available from a judge, including reasonable attorney fees and costs to the prevailing party, but shall not have the power to award punitive damages. In addition, any award shall be subject to the limitations of warranties and remedies set forth in Sections 8 & 9. Notwithstanding the foregoing, either party may seek preliminary, interim, or permanent injunctive relief from any court having jurisdiction in the event of a breach of this Agreement, or may seek to enforce an arbitration award under this Agreement from same.

(k) On ONYX's request, no more frequently than annually, Licensee shall furnish ONYX with a signed certification (i) verifying that the Licensed Software is being used pursuant to the terms of this Agreement, including any user limitations and (ii) listing the locations where the Licensed Software is being used. Licensee agrees to grant ONYX reasonable access to Licensee's site, upon prior notice during normal business hours, to audit the use of the Licensed Software.

(l) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and each of which together shall constitute a single instrument.

(m) Except to the extent otherwise prohibited by applicable law, the terms of Sections 1, 5, 6, 7, 8, 9, 10, 12 and 13 shall survive termination of this Agreement by whatever reason.

Each party has caused this Agreement to be executed by its duly authorized representative.

ONYX:                                LICENSEE:


By: /s/ JAMES BRECHT                 By:
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Name:  James Brecht                  Name:
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Title: Controller                    Title:
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Executed as of: November 12, 1998    Executed as of:
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